Exhibit 10.10

Term Sheet

Each of the undersigned purchasers (the “Purchasers”) and Sha Li, a Singapore resident (“Seller”), hereby enter into this term sheet (“Term Sheet”) as of 27 October 2009.

Seller:	Sha Li, a Singapore resident, owns 100% equity interests of ReiZii Capital Management Ltd, a British Virgin Islands corporation (the “Company”), and is the sole shareholder of the Company.

Purchasers:
Chen Xian Ying, Li Jian Ping, Li Tao, Ma Jun, Pu Wei, Wang Wei, Wu Li, Xi Peng Guo, Zhang Peng, Zhang Wei, Zhang Xiao Bin and Zhang Yu Fan who are all PRC residents ( each a “Purchaser”, collectively referred to herein as the “Purchasers”).

The Seller and the Purchasers are also referred to herein together as the “Parties” and individually as a “Party.”

Securities Offered:
All the ordinary shares  including the shares issued to Sha Li as a result of the Reorganization (as defined below) of the Company  directly or indirectly owned by Sha Li, par value $0.001 per share of the Company (the “ Seller’s Shares”), subject to the Conditions (as defined below) required to be met.

Reorganization: Within two months as of the date of this Term Sheet, any merger, reorganization, restructuring, reverse stock split, consolidation in which the Company is involved, or sale of all or substantially all of the Company or the Company's assets or any similar transaction or related transactions, including but not limited to the new issuance of the ordinary shares of the Company.

Conditions:	means Conditions 1 through 4, as defined below, in the aggregate

“Condition 1” means: the entry by each of the Purchasers and the PRC subsidiary of the Company (hereinafter referred to as the “WFOE”) into a binding employment agreement for a term of not less than five years for Purchasers to serve for WOFE. PRC hereto means the People’s Republic of China excluding Hong Kong, Macau and Taiwan.

“Condition 2” means the WFOE achieving not less than 0.5 million US Dollar in consolidated after-tax net income, as determined under United States Generally Accepted Accounting Principles consistently applied (“US GAAP”) for the fiscal year ended September 30, 2010.

“Condition 3” means the WFOE achieving not less than 1 million US Dollar in consolidated after-tax profits, as determined under US GAAP, for the fiscal year ending September 30, 2011.

“Condition 4” means the WFOE achieving not less than 2 million US Dollar in consolidated after-tax profits, as determined under US GAAP, for the fiscal year ending September 30, 2012.

1

The Company is going to establish a foreign invested company (hereinafter referred to as the “WFOE”) in the PRC within two months as of the date hereto.

However, in case that the abovementioned  Conditions or any of the Conditions are not  satisfied as a result of Force Majeure (as defined below), the Purchasers shall still be entitled to the Distributions (as defined below) in respect of the Seller’s Shares for their services to the WFOE.  “Distributions” hereto means any cash proceeds arising from or in respect of, or in exchange for, or accruing to or in consequence of the Seller’s Shares from the date hereof to the Expiration Date, including without limitation, the dividends. “Force Majeure”  hereto means an event beyond the reasonable control of either party including, but not limited to, acts of nature, fire, war, terrorism, labor strikes, acts or regulations of government agencies, general economic conditions, etc.)

Call Right:
The Purchasers shall have, during the Exercise Period (as defined below), and when each of the above Conditions is met, the right and option to purchase from the Seller, and upon the exercise of such right and option the Seller shall have the obligation to sell to the Purchaser or his Nominee(s), a portion of the Seller’s Shares identified in the Call Exercise Notice (the “Call Right”). Purchasers or Nominee(s) shall be permitted to purchase, and Seller shall be obligated to sell, the following number of Seller’s Shares upon the attainment of the following Conditions:

Condition	Number of Seller’s Shares as to which there is a Call Right

Condition 1	50%

Condition 2	20%

Condition 3	20%

Condition 4	10%

Exercise Period:
The Call Right shall be exercisable by Purchasers, by delivering a call exercise notice at any time during the period (the “Exercise Period”) commencing on the date hereof and ending at 6:30 p.m. (New York time) on the fifth anniversary date therefrom (such date or the earlier expiration of the Call Right is referred to herein as the “Expiration Date”).

$0.001 per share of the Seller’s Shares;

Call Price and Payment Time:
If the Call Right is exercised, as payment for the Seller’s Shares being purchased by the Purchaser or their nominee(s) pursuant to the Call Right, such Purchasers or their nominee(s) shall pay the aggregate Call Price to the Seller within fifteen (15) Business Days of the exercise date.

Business Day hereto means any day on which commercial banks are required to be open in the United States.

Delivery of the Seller’ Shares:
Upon the receipt of a call exercise notice, the Seller shall deliver, or take all steps necessary to cause to be delivered the Seller’s Shares being purchased pursuant to such call exercise notice within three (3) Business Days of the date of a call exercise notice.

Voting Trust:
The Seller hereby agrees to irrevocably appoint the Purchasers with the exclusive right to exercise, on his behalf, all of her voting rights of the Seller’s Shares in accordance with the relevant laws and Articles of Association of the Company; the Purchasers shall have right to vote on behalf of the Seller to vote for relevant issues including but not limited to selling or transferring all or any of his shares of the Company, and to appoint and elect the directors of the Company before all Seller’s Shares are transferred to the Purchasers. The Purchasers agrees to accept such authorization.

Escrow of the Seller’s Shares
Upon of the execution of the formal Call Option Agreements in substantially the form set forth herein this Term Sheet, the Seller shall deliver to Global Law Office, with an address at 15th Floor, Tower 1, China Central Place, No.81 Jianguo Road, Beijing, China 100025, as Collateral Agent (the “Collateral Agent”), stock certificates representing the Seller’s Shares. The stock certificates representing the Seller’s Shares (together with duly executed stock powers in blank) shall be held by the Collateral Agent.

 Upon receipt of a call exercise notice, the Collateral Agent shall promptly deliver the Seller’s Shares being purchased pursuant to such call exercise notice in accordance with the instructions set forth therein.  In the event that the Collateral Agent shall receive notice from the Parties that the Conditions have not been met, the Seller’s Shares shall be distributed in accordance with their instructions.

Transfer of the Seller’s Shares:
Prior to the Expiration Date, the Seller shall continue to own, free and clear of any hypothecation, pledge, mortgage or other encumbrance, except pursuant to this Term Sheet and except in favor of the Collateral Agent (as defined below) for the benefit of the Purchasers, such amount of the Seller’s Shares as may be required from time to time in order for the Purchaser to exercise his Call Right in full.

Governing Law; Jurisdiction:
This Term Sheet shall be construed according to, and the rights of the Seller and Purchasers shall be governed by, the laws of the State of New York, without reference to any conflict of laws principle that would cause the application of the laws of any jurisdiction other than New York. The Seller and Purchasers hereby irrevocably submits to the exclusive jurisdiction of the federal and state courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such, suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper.

Call Option Agreement:
The formal call option agreements (“Call Option Agreements”  in substantially the form and contents set forth herein shall be achieved among each of the Purchasers and the Seller within two months as of the date hereof.

Effectiveness of the Term Sheet:
This Term Sheet shall express the intention of Parties to enter into a binding agreement and shall not be regarded as effective and legally binding on the Parties hereto. However, if within the abovementioned two month term the following two conditions are met:
(a) this Term Sheet is not terminated by the Parties; and
(b) the execution of the formal Call Option Agreements;
then this Term Sheet shall be regarded as effective and legally binding from the date of execution of this Term Sheet.

Language:	The Tem Sheet is executed in English by the Parties hereto.

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Signature Page

Seller: Sha Li

(Signature):	/s/ Sha Li

Purchasers:

Li Tao

(Signature):	/s/ Li Tao

Wu Li

(Signature):	/s/ Wu Li

Pu Wei

(Signature):	/s/ Pu Wei

Zhang Yu Fan

(Signature):	/s/ Zhang Yu Fan

Zhang Wei

(Signature):	/s/ Zhang Wei

Li Jian Ping

(Signature):	/s/ Li Jian Pin

1

Zhang Xiao Bin

(Signature):	/s/ Zhang Xiao Bin

Wang Wei

(Signature):	/s/ Wang Wei

Zhang Peng

(Signature):	/s/ Zhang Peng

Xi Peng Guo

(Signature):	/s/ Xi Peng Guo

Chen Xian Ying

(Signature):	/s/ Chen Xian Ying

Ma Jun

(Signature):	/s/ Ma Jun